UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

(44) 203 325 0660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Payment under the 2016 Bonus Plan

On April 19, 2017, the Compensation Committee (the “Committee”) of the Board of Director of LivaNova Plc (the “Company”), approved payment of the bonus under our 2016 Short Term Incentive Plan, also called our 2016 Bonus Plan, to our executive officers. The 2016 Bonus Plan included two objectives, each weighted at 50%:

•	Achievement an adjusted net sales objective at comparable budget currency exchange rates, with a target of $1,249.9 million; and
•	Achievement of an adjusted net profit objective, with a target of $157.4 million.

Both of these performance measures for the 2016 Bonus Plan are non-GAAP financial measures. Adjusted net sales at comparable currency exchange rates is calculated as the consolidated Company net sales in USD, adopting the fixed exchange rates used for the budget to translate sales in currencies different from USD. Adjusted net profit is calculated as follows: Net Profit +/- non GAAP adjustments (net of tax impact), as per year-end press release. Non GAAP adjustments were:equity compensation; amortization of intangible assets; purchase price allocation inventory step up; restructuring, merger and integration expenses; goodwill impairment; 3T Heater Cooler product remediation charges and other minor one-off charges.

Our percentage achievement of the performance objectives was to be scaled down or up by 2% for each 1%, or portion thereof, of underachievement or overachievement, respectively, between an underachievement of at least 80% and an overachievement of up to 125%. Applying this scaling factor to the performance objectives, individual bonuses could range from a low of 0% (for achievement less than 80% on the scorecard) to a high of 150% of a named executive officer’s target bonus amount.

The achievement factor under the 2016 Bonus Plan based on our financial performance was 91.5%, but in light of our performance in 2016, as reflected in our share price, the Committee reduced the achievement factor to 80% and awarded the cash-based incentive bonuses in respect of the year ended December 31, 2016 as set out below.

Named Executive Officer	Target Bonus Percentage	Adjusted Achievement Factor	2016 Cash Incentive Payment*
André-Michel Ballester	100%	80%	$623,921
Vivid Sehgal	75%	80%	$260,419
Damien McDonald	85%	80%	$88,564
Brian Sheridan	62%	80%	$161,402
David Wise	62%	80%	$170,227
Michel Darnaud	62%	80%	$246,804
Jacques Gutedel	65%	80%	$258,546
*Exchange rate of $1.10710 per Euro, $1.35635 per British Pound and $1.01567 per Swiss Franc, each of which reflects the applicable period average published rate from the OANDA Corporation currency database between January 1, 2016 and December 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: April 25, 2017	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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